SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2002

Rudolph Technologies Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, Flanders, NJ 07836
(Address of principal executive offices)

Registrant's telephone number, including area code: (973) 691-1300

Item 4. Changes in Registrant's Certifying Accountant

        On May 23, 2002, the Board of Directors of Rudolph Technologies, Inc. (the "Company"), upon recommendation of its Audit Committee, appointed KPMG LLP ("KPMG") as the Company's independent auditors for 2002 to replace Arthur Andersen LLP ("Arthur Andersen").

        During the Company's two most recent fiscal years, and through May 23, 2002, the Company has had no disagreements with Arthur Andersen on any matter of accounting principles or practice, financial statement disclosure, or audit scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference thereto in their reports on the Company's financial statements for such years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.  Arthur Andersen's reports on the financial statements have contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

        The Company provided Arthur Andersen a copy of the above statements. Attached as Exhibit 16 is a copy of Arthur Andersen's letter to the Securities and Exchange Commission, dated May 30, 2002, stating its agreement with such statements.

        During the Company's two most recent fiscal years, and through May 23, 2002, the Company has not consulted with KPMG regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 16     Letter from Arthur Andersen LLP to the Securities and Exchange
                    Commission dated May 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: May 30, 2002	By: /s/ Steven R. Roth
Steven R. Roth, Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 30, 2002.

EXHIBIT 16

May 30, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the second and third paragraphs of Item 4 included in the Form 8-K dated May 23, 2002 of Rudolph Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
Arthur Andersen LLP